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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Spelling Entertainment Group Inc. for the registration of 752,899 shares of its common stock pertaining to Individual Agreements with employees of Virgin Interactive Entertainment plc., of our report dated March 19, 1993, with respect to the consolidated financial statements and schedules of Spelling Entertainment Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                      ERNST & YOUNG LLP


Cincinnati, Ohio
October 11, 1994